Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2014 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in W.P. Carey Inc.'s Annual Report on Form 10-K dated March 3, 2014.

              We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 5, 2012, except with respect to our opinion insofar as it relates to the effects of discontinued operations as discussed in Notes 2, 8, 13, 15, 16, and 18 as to which the date is June 6, 2012 relating to the financial statements of Corporate Property Associates 15 Incorporated, which appears in W. P. Carey Inc.'s Current Report on Form 8-K dated October 19, 2012.

              We also hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 3, 2014, relating to the financial statements of Corporate Property Associates 16—Global Incorporated, which appears in W. P. Carey Inc.'s Current Report on Form 8-K dated March 7, 2014.

              We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 7, 2014